EXPLORATION AGREEMENT

This Exploration Agreement (the “Agreement”) is entered into on May 30, 2011 (the “Effective Date”) between Longshot Oil, LLC, (“Longshot”) and Union Town Energy Inc. (“Uniontown”). Uniontown and Longshot may be referred to collectively as the “Parties” or either of them individually as the “Party”.

WHEREAS:

A.

Longshot owns certain leases as set out in the Exhibit “B” to the Schedule “A”. Longshot agrees to assign the Leases to Uniontown according to the terms and conditions as set out in this Agreement; and

B.

The Parties are interested in conducting joint exploration operations, including the drilling of exploratory or development wells, for the discovery and for the production of oil and/or gas in an area in Chouteau County, Montana.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements set out in this Agreement, the Parties agree as follows:

1.00 DEFINITIONS, SCHEDULES AND EXHIBITS

1.01 Definitions

“Area of Mutual Interest” or “AMI” means the area in Chouteau County, Montana, described as follows: Township 24 North, Range 7 East and 8 East all of Sections 1 through 30;

“Assignment Documents” mean documents for assignment of the Leases in the form as set out in the Schedule “A” to this Agreement attached hereto;

“Escrow Agent” means Holmes & Company, a law firm with its offices at 1880 – 1066 West Hastings Street, Vancouver British Columbia, Canada;

“Escrow Agreement” means an agreement between Longshot, Union Town and the Escrow Agent dated May 30, 2011;

“Leases” mean the leases owned by Longshot within the AMI, which in more detail are set out in the Exhibit “B” to the Schedule “A” to this Agreement attached hereto;

“Payout” means the point in time when Uniontown has received, from the production of hydrocarbons from the Leases, revenues (less all royalties, production and severance taxes) equal to the costs incurred by Uniontown in regard to its interest in the Leases;

“Project Properties” means the property under the Leases owned by Longshot within the AMI, on which the Parties are planning to drill and assignment of which to Uniontown has been executed by Longshot and the Assignment Documents are being held by the Escrow Agent with the intention to be released to Uniontown once terms and conditions of this Agreement and the Escrow Agreement are satisfied;

1.02 Other Definitions

Any words or expressions define otherwise in this Agreement including the exhibits shall have the meanings respectively assigned to them notwithstanding that such definition does not appear in this section. When used in the Exhibits annexed hereto, terms defined in this Agreement shall have the same meaning unless the Exhibit expressly otherwise define such terms. In case of any other inconsistency between the terms of this Agreement and the Exhibits annexed hereto, the terms of this Agreement shall prevail.

1.03 Schedules and Exhibits

Schedule “A”:	Assignment of the Leases together with:
Exhibit “A”:	Affidavit of Title Search
Exhibit “B”:	List of Leases

Schedule “B”:	Operating Agreement
Exhibit “A”	Lands Subject to Operating Agreement;
Exhibit “C”	Accounting Procedure
Exhibit “D”	Insurance
Exhibit “F”	Employment Matters

Schedule “C”:	Drilling title opinion (June 15, 2011)

Schedule “D”:	AFE, the first well of the Exploration Phase

Schedule “E”:	AFE, additional drilling of the Exploration Phase (June 15, 2011)

Schedule “F”:	Escrow Agreement

2.00 LEASES

2.01 Longshot owns the Leases as set out in the Exhibit “B” to the Schedule “A”.

2.02 Longshot agrees to assign the Leases to Uniontown according to the terms and conditions as set out in this Agreement.

2.03 Uniontown agrees to acquire the assignments of the Leases according to the terms and conditions as set out in this Agreement.

3.00 COVENANTS, REPRESENTATIONS AND WARRANTIES

3.01 Uniontown represents and warrants that:

a.	It is a corporation duly incorporated and in good standing under the laws of its jurisdiction;

b.	It has the full right, power, capacity and authority to enter into, execute and deliver this Agreement and to be bound by its terms;

c.	All requisite corporate acts and proceedings as may be applicable have been done and taken by it with respect to entering into this Agreement; and

d.

The execution and delivery of this Agreement and the performance of the rights and obligations arising hereunder do not and will not conflict with the terms of their constating instruments or with any agreement or other instrument or regulatory provision by which it is bound.

3.02 Longshot represents and warrants that:

e.	It is a corporation duly incorporated and in good standing under the laws of its jurisdiction;

f.	It has the full right, power, capacity and authority to enter into, execute and deliver this Agreement and to be bound by its terms;

g.	All requisite corporate acts and proceedings as may be applicable have been done and taken by it with respect to entering into this Agreement; and

h.	Without warranty of title, that it owns the Leases as set out in Exhibit “B” to the Schedule “A” to the Agreement;

3.03 Longshot covenants that it shall continue to carry on its business in the manner in which such business has been ordinarily carried on prior to the Effective Date and will maintain the protection of the Leases and any business relationships for the duration of the Agreement.

4.00 OPERATING AGREEMENT

4.01 The Parties shall enter into an operating agreement (the “Operating Agreement”), the form of which is set out in the Schedule "B" naming Longshot as an operator (the “Operator”).

4.02 This Operating Agreement shall apply to any well drilled under the terms of this Agreement on the Project Properties.

5.00 WELL EXPLORATION AND RESERVOIR ENGINEERING FUNDING

5.01 For the purposes of well exploration and reservoir engineering (the “Exploration Phase”) Uniontown shall provide the following funds (the “Exploration Funds”) to Longshot:

(a)	$200,000 on or before May 31 2011;

(b)	$150,000 on or before June 15, 2011; and

(c)	The balance on or before August 15, 2011 as per AFE as set out in section 5.02(b).

5.02 Longshot shall deliver to Uniontown:

(a)	on or before May 31, 2011:

(i) AFE for the drilling of the first well (Schedule “D” to this Agreement);

(b)	on or before June 15, 2011:

(i) the Drilling Title Opinion, Schedule “C” to this Agreement; and

(ii) AFE for the additional drilling of 4 production wells and 1 water source well on the Project Properties, Schedule “E” to this Agreement. The AFE is estimated not to exceed $1,000,000. The additional drilling is scheduled to start on August 15, 2011.

6.00 PILOT PROJECT FUNDING

6.01 On or before July 15, 2011 Longshot shall provide Uniontown with a budget for the funding for the steam operation pilot project (the “Pilot Project”). This budget is estimated not to exceed $1,500,000 (the “Pilot Project Funds”).

6.02 Union Town shall have up to 8 month starting the date of receipt of the budget to provide these Pilot Project Funds.

7.00 EXPENSES

7.01 Upon execution of the Letter of Intent Uniontown paid to Longshot the amount of $275,000.00 as expense reimbursement in regard to the acquisition and maintenance of the Leases.

7.02 Upon execution of the Agreement Uniontown shall provide to Longshot any and all amounts to cover any and all required bonds and insurance in regard to the Leases.

8.00 PAYMENTS

9.01 It is agreed by the Parties that any and all payments by Uniontown to Longshot provided for in this Agreement shall be paid by Uniontown into trust account of Holmes & Company and it is agreed by the Parties that the funds shall be released by Holmes & Company to Longshot upon provision by Uniontown to Holmes & Company in the form acceptable to Holmes & Company the instructions to release the funds to Longshot.

9.00 ACQUISITION OF INTEREST

9.01 If the Exploration Funds are not provided or the Expenses are not paid by Uniontown, the Agreement shall be at an end and Uniontown shall forfeit any and all funds paid by it under the Agreement to date and any and all right to any and all interest in the Leases.

9.02 If the Exploration Funds are provided and Expenses are paid by Uniontown and released by Holmes & Company to Longshot under Article 8.00 Uniontown shall earn 25% of the interest in the Leases, which shall entitle Uniontown to 25% working interest subject to 75% net revenue interest earned on the Project Properties (the “25% Interest”).

9.03 Uniontown shall not encumber the 25% Interest in any way, including but not limited to by mortgage, lien or pledge as security.

9.04 Once Uniontown earns the 25% Interest and decides not to provide any further funds, Uniontown forfeits any control over the development of the Project Properties by Longshot.

9.05 If all the funds, the Expenses, the Exploration Funds and the Pilot Project Funds, are provided by Uniontown and released by Holmes & Company to Longshot under Article 8.00, Uniontown shall earn 100% interest in the Leases, which shall entitle Uniontown to 85% working interest before the Payout and a 70% working interest after the Payout subject to 75% net revenue interest earned on the Project Properties.

9.06 Upon earning by Uniontown of 100% of the Leases the Assignment Documents shall be released by the Escrow Agent in accordance with the terms and conditions of this Agreement and the Escrow Agreement. Uniontown shall record assignments only after the Assignment Documents are released to Union Town by the Escrow Agent.

9.07 The assignment by Longshot of the Leases under this Agreement shall be free and clear of any title defects, encumbrances or burdens, including overriding royalty interests by, through or under the assignor that would reduce the net revenue interest in the Leases to less than 75%, in each case proportionately reduced to the Uniontown's working interest, but otherwise shall be made without warranty of title, either express or implied.

10.00 FUTUTRE EXPENSES

10.01 Upon final assignment to Uniontown of 25% or 100% of the interest in the Leases, as the case may be, Uniontown shall pay pro rata portion, 25% and 100% respectively, of all the costs and expenses associated with maintenance of the Leases and any projects carried out on the Project Properties.

10.02 If at any time Uniontown shall not pay its portion of the costs and expenses as set out in section 10.01 Agreement shall be at an end and Uniontown shall forfeits its earned interest in the Leases.

11.00 PROPERTIES AND INTEREST SUBJECT TO THIS AGREEMENT

11.01 Properties subject to this Agreement are any and all properties within the AMI that may be acquired by the Parties.

11.02 If during the term of this Agreement either Party purchases or in any other manner acquires oil, gas, and/or mineral lease or leases or mineral interests or any interest on, in, or covering or affecting any of the lands located within the AMI (the “Newly Acquired Property”), such property shall be subject to this Agreement.

11.03 The Party purchasing or otherwise acquiring the Newly Acquired Property (the “Acquiring Party”) shall, within thirty (30) days after the date of the purchase or acquisition, deliver to the other Party a written notice setting forth the details concerning the purchase or acquisition, including the amount of consideration paid or agreed to be paid for such Newly Acquired Property. This notice should include all available title information concerning the Newly Acquired Property. The Party notified shall have the option, which may be exercised only by written notice delivered to the Acquiring Party within twenty (20) days after receipt of the Acquiring Party notice, to acquire an interest in the Newly Acquired Property. On exercising the option, the notified Party shall, within thirty (30) days, pay to the Acquiring Party the proportionate share of the cost of the purchase or acquisition of the Newly Acquired Property, which property shall then become a part of the Contract Properties. The cost of Newly Acquired Property shall include all delay rentals, which may become due under the terms of any lease acquired.

If the option is not exercised within the time and in the manner provided for above, the notified Party shall have no interest in the Newly Acquired Property with respect to which the option was not exercised and that property shall no longer be subject to the terms of this Agreement.

11.04 For greater certainty:

(a)

If the Newly Acquired Property is acquired by Longshot, Uniontown in order to exercise the option and add that Newly Acquired Property to the Project Properties shall pay 100% of the cost of the acquisition of such Newly Acquired Property. If the Newly Acquired Property is acquired by Uniontown, it is automatically added to the Project Properties without any payment by Longshot;

(b)

If the Acquiring Party is Longshot, it shall execute an assignment of the interest in the Newly Acquired Property on which the option has been exercised to the Escrow Agent to be dealt with in the same manner as with Project Properties and as set out in Article 9. If the Newly Acquired Property is acquired by Uniontown, it is automatically added to the Project Properties without any assignment to Longshot.

11.05 The Parties agree that all subsequent wells drilled on the leases acquired within AMI shall be subject to the terms of this Agreement and the terms of the Operating Agreement attached hereto as Schedule “B”.

11.06 In the event either Party (the “Selling Party”) should decide to dispose of all or any part of its interests in the Project Properties or any renewals or extensions thereof (the “Transferable Interest”), the Selling Party shall first notify the other Party (the “Other Party”) and the Other Party shall have the right to acquire the Transferable Interest on the terms and conditions offered by the Selling Party (the “Offer”). The Other Party shall within 60 days notify the Selling Party whether it accepts or declines the Offer. In the event the Other Party declines the Offer or does not notify the Selling Party on its decision within 60 day period, the Selling Party shall be free to sell the Transferrable Interest to 3rd parties, provided the terms and conditions of the sale are the same as those of the Offer. If the terms and conditions differ from the ones of the Offer, this section applies again and the Selling Party shall make such new offer to the Other Party first. In the event the Other Party accepts the Offer, the closing of the purchase pursuant to the Offer shall be within 30 days of the acceptance of the Offer by the Other Party. This section 11.06 shall remain in force and effect for 2 years after the Term of this Agreement.

12.00 PRODUCTION IN KIND

12.01 Each Party shall have the right and option for taking any part of production “in kind” to separately market its share of production to which it may be entitled or may become entitled to take in kind or separately market under the terms of this Agreement. The right and option to taking in kind may be exercised at any time and from time to time so long as there is production from the Contract Area.

13.00 TERM

13.01 This Agreement shall be for a term (the “Term”) commencing on the Effective Date and shall continue in force, except as otherwise provided, for a period of the longer of:

(a)	2 years; or

(b)	The date, on which all operations then being conducted by the terms of this Agreement have been completed and all obligations of the Parties provided for in this Agreement have been fully discharged.

13.02 The Term may be extended for one year periods by either Uniontown or Longshot proposing and drilling a minimum of one well per year.

14.00 NOTICES

14.01 Unless otherwise provided, all notices and communications to be given under the terms of this Agreement shall be delivered by U.S. Mail, or facsimile, addressed to the respective Parties as follows:

To Longshot Oil, LLC
1011 South Jefferson
Spokane, WA 99204, USA
Attn: Glen Landry
glenlandry888@msn.com

To Union Town Energy Inc.
1859 Whitney Mesa Dr.,
Henderson, NV 89014, USA
Attn: Darren Stevenson
Darrenrstevenson2010@gmail.com

14.02 Unless otherwise specified in the notice, the date and time of a notice shall be the date and time at which the written E-mailed or faxed notice is delivered to the Party to whom it is addressed.

14.03 Each Party may change its address by notice to the other Party.

14.04 No transfer of any interest pursuant to the terms of this Agreement shall be effective until the transferor or transferee (after complying with all other requirements of this Agreement) notify all other Parties of the address and designated representative of the transferee.

15.00 FORCE MAJEURE

15.01 The obligations of each Party, except for the payment of money, shall be suspended while, but only for so long as, a Party is prevented from complying with an obligation in whole or in part, by strikes, lockouts, acts of God, unavoidable accidents, uncontrollable delays in transportation, inability to obtain necessary materials in open markets, inadequate facilities for the transportation of materials, or as a result of any order, requisition, or necessity of the government, or other matters beyond the reasonable control of a Party, whether similar to the matters specifically enumerated above or not; provided, however, that performance shall be resumed within a reasonable time after the cause of force majeure has been removed; and provided further that no Party shall be required, against its will, to settle any labor dispute.

16.00 MISCELLANEOUS

16.01 Laws and Regulations: The terms of this Agreement and all operations conducted under it shall be subject to all valid laws, rules, regulations, and orders of any regulatory body having jurisdiction, and be governed by the laws of the State of Montana.

16.02 Binding Agreement: This Agreement shall be binding on the Parties and their respective heirs, successors and assigns.

16.03 Assignment: This Agreement cannot be assigned without written consent by the non-assigning party.

16.04 Captions and Titles: The captions and titles used in this Agreement shall not be construed as adding meaning to the subject matter of this Agreement, but are used only for reference and convenience.

16.05 Enurement: This Agreement shall enure to the benefit of the Parties and their respective heirs, devisees, legal representatives, successors, and assigns.

16.06 Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all counterparts together shall be deemed one and the same Agreement.

16.07 Currency: All the monetary amounts shall be in the currency of the United States unless otherwise stated.

     IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.

THE CORPORATE SEAL OF	)
LONGSHOT OIL, LLC	)
was affixed hereto in the presence of:	)
)
/s/ signed	)	c/s
Authorized Signatory	)

)
THE CORPORATE SEAL OF	)
UNION TOWN ENERGY INC.	)
was affixed hereto in the presence of:	)
)
/s/ signed	)	c/s
Authorized Signatory	)

ASSIGNMENT OF OIL AND GAS LEASES
Schedule A TETON

THIS ASSIGNMENT OF OIL AND GAS LEASE(S) ("Assignment"), dated the 11th day of April, 2011, is from LONGSHOT OIL LLC, A Limited Liability Company, 1011 South Jefferson, Spokane, WA 99204 ("Assignor") to Union Town Energy Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014 ("Assignee").

For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, convey, and quitclaim unto Assignee, subject to the terms, conditions and provisions hereof, all of its right, title and interest in and to the oil and gas leases described on Exhibit "B", attached hereto and made a part hereof, (the "Leases").

TO HAVE AND TO HOLD the leases unto Assignee, its successors and assigns forever.

This Assignment is made by Assignor and accepted by Assignee expressly subject to the following terms and conditions:

1. Assignor hereby reserves an overriding royalty equal to the difference between exiting lease burdens and twenty five percent (25%) of all oil, gas, or other hydrocarbons produced, saved, and marketed from the Leases proportionately reduced to the working interest assigned herein, including any extensions or renewals thereof that occur within one year of lease expiration. It is the intent of this Assignment to deliver to Assignee a seventy five percent (75%) net revenue interest on all Leases assigned.

2. THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED OR STATUTORY; EXCEPT THAT ASSIGNOR WARRANTS TITLE TO THE LEASES FROM AND AGAINST ALL PERSONS CLAIMING BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE.

3. Assignee assumes and agrees to pay, perform, and fully discharge all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, development, exploring, operating or maintaining of the Leases relating to periods after the Effective Date hereof.

4. Unless provided otherwise, all recording references in the Exhibits hereto are to the official real property records of the county in which the Leases are located.

TETON LEASES EXHIBIT B

LESSORS NAME	TOWN/RNGE	SEC	LEGAL
Mark N. Squires Revocable Living Trust	24N / 7E	11	SW1/4SW1/4, W1/2SE1/4, SE1/4SE1/4, SW1/4NE1/4
		13	W1/2NW1/4, NW1/4SW1/4
		14	NW1/4NW1/4, NE1/4NE1/4, S1/2NE1/4, N1/2S1/2
		15	NE1/4, N1/2SE1/4
Steven R Kelly & Kris Kelly h/w	24N / 7E	2	Lots 1, 2, 3, S1/2NE1/4, SE1/4NW1/4, W1/2W1/2SE1/4
		2	SW1/4SW1/4
		3	Lots 1, 2, 3, 4, S1/2NE1/4, SW1/4NW1/4, S1/2SW1/4, NW1/4SE1/4, SE1/4SE1/4
		4	Lot 1, SE1/4NE1/4, SE1/4
		10	E1/2NE1/4
		11	NW1/4, E1/2SW1/4
		14	NE1/4NW1/4, NW1/4NE1/4
	25N / 7E	33	NW1/4, SE1/4, SE1/4SW1/4
		34	NW1/4NW1/4, S1/2NW1/4
		34	SW1/4, NW1/4SE1/4
		35	S1/2SW1/4, SW1/4SE1/4
John E Kelly & Eleanor M Kelly h/w as Ten In Com	24N / 7E	2	SW1/4SW1/4
		3	Lots 1, 2, 3, 4, S1/2NE1/4, SW1/4NW1/4, S1/2SW1/4, NW1/4SE1/4, SE1/4SE1/4
		4	Lot 1, SE1/4NE1/4, SE1/4
		10	E1/2NE1/4
		11	NW1/4, E1/2SW1/4
		14	NE1/4NW1/4, NW1/4NE1/4
	25N / 7E	33	NW1/4, SE1/4, SE1/4SW1/4
		34	NW1/4NW1/4, S1/2NW1/4
Kalanick Ranch, LLC	24N / 7E	1	SW1/4, S1/2SE1/4
		2	SE1/4 (see Kelly lease / may be less w1/2w1/2se1/4)
		11	N1/2NE1/4
		12	N1/2N1/2, SE1/4SW1/4, S1/2SE1/4, NE1/4SE1/4
		13	N1/2NE1/4, E1/2NW1/4
	24N / 8E	7	Lots 3, 4, ESW1/4
		17	NW1/4NE1/4, NW1/4
		17	S1/2NE1/4, S1/2
		18	NE1/4, E1/2NW1/4. Lots 1, 2, 3, E1/2SW1/4, SE1/4
		20	N1/2, SE1/4
Norma C. Shaw	24N / 8E	2	Lots 3, 4, S1/2NW1/4
		3	ALL
		4	SE1/4NE1/4, SW1/4NW1/4, N1/2SE1/4, S1/2S1/2
		5	NW1/4SW1/4, S1/2SW1/4, SW1/4SE1/4
		8	N1/2N1/2, SW1/4NE1/4, S1/2NW1/4, SW1/4, N1/2SE1/4, SW1/4SE1/4
		9	N1/2N1/2, SE1/4NE1/4
		10	N1/2N1/2, S1/2NW1/4, SW1/4NE1/4, NW1/4SW1/4
		17	NW1/4NE1/4, NW1/4
Teton Land Corp	24N / 8E	2	Lots 3, 4, S1/2NW1/4
		3	ALL
		4	SE1/4NE1/4, SW1/4NW1/4, N1/2SE1/4, S1/2S1/2
		5	NW1/4SW1/4, S1/2SW1/4, SW1/4SE1/4
		8	N1/2N1/2, SW1/4NE1/4, S1/2NW1/4, SW1/4, N1/2SE1/4, SW1/4SE1/4
		9	N1/2N1/2, SE1/4NE1/4
		10	N1/2N1/2, S1/2NW1/4, SW1/4NE1/4, NW1/4SW1/4
Martin Molinario Trust Under Will Loren Stensland Trustee	24N / 7E	13	S1/2NE1/4, S1/2SW1/4, NE1/4SW1/4, SE1/4
		14	S1/2SE1/4
		23	E1/2NE1/4
		24	N1/2, N1/2SW1/4, SE1/4
	24N / 8E	18	LOT 4
		19	ALL
Mary Molinario Family Trust Loren Stensland Trustee	24N / 7E	13	S1/2NE1/4, S1/2SW1/4, NE1/4SW1/4, SE1/4
		14	S1/2SE1/4
		23	E1/2NE1/4
		24	N1/2, N1/2SW1/4, SE1/4
	24N / 8E	18	LOT 4
		19	ALL
James Olson	24N / 7E	10	S1/2
Helen Van Horn	24N / 7E	15	NW1/4
Triangle N Farms Inc	24N / 7E	10	W1/2NE1/4, NW1/4
		14	S1/2SW1/4
		15	SW1/4, S1/2SE1/4
		23	W1/2NE1/4, NW1/4, E1/2SW1/4, N1/2SE1/4

EXHIBIT B TETON LEASES PAGE 1 of 1

WHEREOF witness our hands as of the day and year first above written.

____

____

INDIVIDUAL ACKNOWLEDGEMENT

STATE OF WASHINGTON ____________________ }
} ss.
COUNTY OF SPOKANE ____________________ }

On this the __________day of ________, 2011, before me personally appeared ____Glen M. Landry______ to me known to be the person(s) described in, and who executed the foregoing instrument, and who acknowledged to me that they executed the same as his or her free act and deed.

Given under my hand and seal this ________________________ day of ____________________________, 2011

My commission expires:

____ ____

Notary Public for the State of ______________________________________

residing at ____

WHEREOF witness our hands as of the day and year first above written.

____

TITLE: ____

CORPORATE ACKNOWLEDGEMENT

STATE OF ______________________________________ }
} ss.
COUNTY OF ______________________________________ }

On this the __________day of ________, 2011, before me personally appeared ____to me known to be the ____________________ of the corporation described in, and who executed the foregoing instrument, and who acknowledged to me that they executed the same as his or her free act and deed, including the release and waiver of the right of homestead.

Given under my hand and seal this ________________________ day of ____________________________, 2011

My commission expires:

____ ____

Notary Public for the State of ______________________________________

residing at ____

EXHIBIT “A”

Attached to and made a part of that certain Joint Operating Agreement by and between Longshot Oil, LLC, as Operator and UnionTown Energy Inc., as Non-Operator dated May 30, 2011, covering the Teton Prospect, Chouteau County, Montana

A.	LANDS SUBJECT TO THIS AGREEMENT:

Township 24 North, Range 7 East and 8 East Sections 1 through 30

B.	RESTRICTIONS AS TO DEPTHS AND FORMATIONS:

There are no depth restrictions

C.	PARTIES TO THIS AGREEMENT:

Longshot Oil, LLC Attn: Glen M. Landry 1011 S Jefferson Spokane, WA 99204 509-455-5942 glenlandry888@msn.com

UnionTown Energy Inc. 1859 Whitney Mesa Dr. Henderson, NV 89014 702-583-5533 ext. 803 corporate@uniontownenergy.com

COPAS 2005 Accounting Procedure
Recommended by COPAS, Inc.

3. ADVANCES AND PAYMENTS BY THE PARTIES

A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the succeeding month's operations within fifteen (15) days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month. If a refund is due, the Operator shall apply the amount to be refunded to the subsequent month's billing or advance, unless the Non-Operator sends the Operator a written request for a cash refund. The Operator shall remit the refund to the Non-Operator within fifteen (15) days of receipt of such written request.

B. Except as provided below, each Party shall pay its proportionate share of all bills in full within fifteen (15) days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly at the prime rate published by the *Wall Street Journal* on the first day of each month the payment is delinquent, plus three percent (3%), per annum, or the maximum contract rate permitted by the applicable usury Laws governing the Joint Property, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts. If the *Wall Street Journal* ceases to be published or discontinues publishing a prime rate, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Federal Reserve plus three percent (3%), per annum. Interest shall begin accruing on the first day of the month in which the payment was due. Payment shall not be reduced or delayed as a result of inquiries or anticipated credits unless the Operator has agreed. Notwithstanding the foregoing, the Non-Operator may reduce payment, provided it furnishes documentation and explanation to the Operator at the time payment is made, to the extent such reduction is caused by:

(1) being billed at an incorrect working interest or Participating Interest that is higher than such Non-Operator's actual working interest or Participating Interest, as applicable; or
(2) being billed for a project or AFE requiring approval of the Parties under the Agreement that the Non-Operator has not approved or is not otherwise obligated to pay under the Agreement; or
(3) being billed for a property in which the Non-Operator no longer owns a working interest, provided the Non-Operator has furnished the Operator a copy of the recorded assignment or letter in-lieu. Notwithstanding the foregoing, the Non-Operator shall remain responsible for paying bills attributable to the interest it sold or transferred for any bills rendered during the thirty (30) day period following the Operator's receipt of such written notice; or
(4) charges outside the adjustment period, as provided in Section I.4 (*Adjustments*).

4. ADJUSTMENTS

A. Payment of any such bills shall not prejudice the right of any Party to protest or question the correctness thereof; however, all bills and statements, including payout statements, rendered during any calendar year shall conclusively be presumed to be true and correct, with respect only to expenditures, after twenty-four (24) months following the end of any such calendar year, unless within said period a Party takes specific detailed written exception thereto making a claim for adjustment. The Operator shall provide a response to all written exceptions, whether or not contained in an audit report, within the time periods prescribed in Section I.5 (*Expenditure Audits*).

B. All adjustments initiated by the Operator, except those described in items (1) through (4) of this Section I.4.B, are limited to the twenty-four (24) month period following the end of the calendar year in which the original charge appeared or should have appeared on the Operator's Joint Account statement or payout statement. Adjustments that may be made beyond the twenty-four (24) month period are limited to adjustments resulting from the following:

(1) a physical inventory of Controllable Material as provided for in Section V (*Inventories of Controllable Material*), or
(2) an offsetting entry (whether in whole or in part) that is the direct result of a specific joint interest audit exception granted by the Operator relating to another property, or
(3) a government/regulatory audit, or
(4) a working interest ownership or Participating Interest adjustment.

5. EXPENDITURE AUDITS

A. A Non-Operator, upon written notice to the Operator and all other Non-Operators, shall have the right to audit the Operator's accounts and records relating to the Joint Account within the twenty-four (24) month period following the end of such calendar year in which such bill was rendered; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Section I.4 (*Adjustments*). Any Party that is subject to payout accounting under the Agreement shall have the right to audit the accounts and records of the Party responsible for preparing the payout statements, or of the Party furnishing information to the Party responsible for preparing payout statements. Audits of payout accounts may include the volumes of hydrocarbons produced and saved and proceeds received for such hydrocarbons as they pertain to payout accounting required under the Agreement. Unless otherwise provided in the Agreement, audits of a payout account shall be conducted within the twenty-four (24) month period following the end of the calendar year in which the payout statement was rendered.

Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of

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those Non-Operators approving such audit.

The Non-Operator leading the audit (hereinafter "lead audit company") shall issue the audit report within ninety (90) days after completion of the audit testing and analysis; however, the ninety (90) day time period shall not extend the twenty-four (24) month requirement for taking specific detailed written exception as required in Section I.4.A (*Adjustments*) above. All claims shall be supported with sufficient documentation.

A timely filed written exception or audit report containing written exceptions (hereinafter "written exceptions") shall, with respect to the claims made therein, preclude the Operator from asserting a statute of limitations defense against such claims, and the Operator hereby waives its right to assert any statute of limitations defense against such claims for so long as any Non-Operator continues to comply with the deadlines for resolving exceptions provided in this Accounting Procedure. If the Non-Operators fail to comply with the additional deadlines in Section I.5.B or I.5.C, the Operator's waiver of its rights to assert a statute of limitations defense against the claims brought by the Non-Operators shall lapse, and such claims shall then be subject to the applicable statute of limitations, provided that such waiver shall not lapse in the event that the Operator has failed to comply with the deadlines in Section I.5.B or I.5.C.

B. The Operator shall provide a written response to all exceptions in an audit report within one hundred eighty (180) days after Operator receives such report. Denied exceptions should be accompanied by a substantive response. If the Operator fails to provide substantive response to an exception within this one hundred eighty (180) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report. Interest shall be calculated using the rate set forth in Section I.3.B (*Advances and Payments by the Parties*).

C. The lead audit company shall reply to the Operator's response to an audit report within ninety (90) days of receipt, and the Operator shall reply to the lead audit company's follow-up response within ninety (90) days of receipt; provided, however, each Non-Operator shall have the right to represent itself if it disagrees with the lead audit company's position or believes the lead audit company is not adequately fulfilling its duties. Unless otherwise provided for in Section I.5.E, if the Operator fails to provide substantive response to an exception within this ninety (90) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report. Interest shall be calculated using the rate set forth in Section I.3.B (*Advances and Payments by the Parties*).

D. If any Party fails to meet the deadlines in Sections I.5.B or I.5.C or if any audit issues are outstanding fifteen (15) months after Operator receives the audit report, the Operator or any Non-Operator participating in the audit has the right to call a resolution meeting, as set forth in this Section I.5.D or it may invoke the dispute resolution procedures included in the Agreement, if applicable. The meeting will require one month's written notice to the Operator and all Non-Operators participating in the audit. The meeting shall be held at the Operator's office or mutually agreed location, and shall be attended by representatives of the Parties with authority to resolve such outstanding issues. Any Party who fails to attend the resolution meeting shall be bound by any resolution reached at the meeting. The lead audit company will make good faith efforts to coordinate the response and positions of the Non-Operator participants throughout the resolution process; however, each Non-Operator shall have the right to represent itself. Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. A resolution meeting may be held as often as agreed to by the Parties. Issues unresolved at one meeting may be discussed at subsequent meetings until each such issue is resolved.

If the Agreement contains no dispute resolution procedures and the audit issues cannot be resolved by negotiation, the dispute shall be submitted to mediation. In such event, promptly following one Party's written request for mediation, the Parties to the dispute shall choose a mutually acceptable mediator and share the costs of mediation services equally. The Parties shall each have present at the mediation at least one individual who has the authority to settle the dispute. The Parties shall make reasonable efforts to ensure that the mediation commences within sixty (60) days of the date of the mediation request. Notwithstanding the above, any Party may file a lawsuit or complaint (1) if the Parties are unable after reasonable efforts, to commence mediation within sixty (60) days of the date of the mediation request, (2) for statute of limitations reasons, or (3) to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment an injunction or other provisional relief is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the Parties shall continue to try to resolve the dispute by mediation.

E. ☐ *(Optional Provision – Forfeiture Penalties)*
If the Non-Operators fail to meet the deadline in Section I.5.C, any unresolved exceptions that were not addressed by the Non-Operators within one (1) year following receipt of the last substantive response of the Operator shall be deemed to have been withdrawn by the Non-Operators. If the Operator fails to meet the deadlines in Section I.5.B or I.5.C, any unresolved exceptions that were not addressed by the Operator within one (1) year following receipt of the audit report or receipt of the last substantive response of the Non-Operators, whichever is later, shall be deemed to have been granted by the Operator and adjustments shall be made, without interest, to the Joint Account.

6. APPROVAL BY PARTIES

A. GENERAL MATTERS

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other Sections of this Accounting Procedure and if the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, the

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D. Personal Expenses of personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A when the expenses are incurred in connection with directly chargeable activities.

E. Reasonable relocation costs incurred in transferring to the Joint Property personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A. Notwithstanding the foregoing, relocation costs that result from reorganization or merger of a Party, or that are for the primary benefit of the Operator, shall not be chargeable to the Joint Account. Extraordinary relocation costs, such as those incurred as a result of transfers from remote locations, such as Alaska or overseas, shall not be charged to the Joint Account unless approved by the Parties pursuant to Section I.6.A (*General Matters*).

F. Training costs as specified in COPAS MFI-35 ("Charging of Training Costs to the Joint Account") for personnel whose salaries and wages are chargeable under Section II.2.A. This training charge shall include the wages, salaries, training course cost, and Personal Expenses incurred during the training session. The training cost shall be charged or allocated to the property or properties directly benefiting from the training. The cost of the training course shall not exceed prevailing commercial rates, where such rates are available.

G. Operator's current cost of established plans for employee benefits, as described in COPAS MFI-27 ("Employee Benefits Chargeable to Joint Operations and Subject to Percentage Limitation"), applicable to the Operator's labor costs chargeable to the Joint Account under Sections II.2.A and B based on the Operator's actual cost not to exceed the employee benefits limitation percentage most recently recommended by COPAS.

H. Award payments to employees, in accordance with COPAS MFI-49 ("Awards to Employees and Contractors") for personnel whose salaries and wages are chargeable under Section II.2.A.

3. MATERIAL

Material purchased or furnished by the Operator for use on the Joint Property in the conduct of Joint Operations as provided under Section IV (Material *Purchases, Transfers, and Dispositions*). Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use or is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4. TRANSPORTATION

A. Transportation of the Operator's, Operator's Affiliate's, or contractor's personnel necessary for Joint Operations.

B. Transportation of Material between the Joint Property and another property, or from the Operator's warehouse or other storage point to the Joint Property, shall be charged to the receiving property using one of the methods listed below. Transportation of Material from the Joint Property to the Operator's warehouse or other storage point shall be paid for by the Joint Property using one of the methods listed below:

(1) If the actual trucking charge is less than or equal to the Excluded Amount the Operator may charge actual trucking cost or a theoretical charge from the Railway Receiving Point to the Joint Property. The basis for the theoretical charge is the per hundred weight charge plus fuel surcharges from the Railway Receiving Point to the Joint Property. The Operator shall consistently apply the selected alternative.

(2) If the actual trucking charge is greater than the Excluded Amount, the Operator shall charge Equalized Freight. Accessorial charges such as loading and unloading costs, split pick-up costs, detention, call out charges, and permit fees shall be charged directly to the Joint Property and shall not be included when calculating the Equalized Freight.

5. SERVICES

The cost of contract services, equipment, and utilities used in the conduct of Joint Operations, except for contract services, equipment, and utilities covered by Section III (*Overhead*), or Section II.7 (*Affiliates*), or excluded under Section II.9 (*Legal Expense*). Awards paid to contractors shall be chargeable pursuant to COPAS MFI-49 ("Awards to Employees and Contractors").

The costs of third party Technical Services are chargeable to the extent excluded from the overhead rates under Section III (*Overhead*).

6. EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

In the absence of a separately negotiated agreement, equipment and facilities furnished by the Operator will be charged as follows:

A. The Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including but not limited to production facilities, Shore Base Facilities, Offshore Facilities, and Field Offices, at rates commensurate with the costs of ownership and operation. The cost of Field Offices shall be chargeable to the extent the Field Offices provide direct service to personnel who are chargeable pursuant to Section II.2.A (*Labor*). Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation using straight line depreciation method, and interest on gross investment less accumulated depreciation not to exceed ______________ percent (__________%) per annum; provided, however, depreciation shall not be charged when the

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equipment and facilities investment have been fully depreciated. The rate may include an element of the estimated cost for abandonment, reclamation, and dismantlement. Such rates shall not exceed the average commercial rates currently prevailing in the immediate area of the Joint Property.

B. In lieu of charges in Section II.5.A above, the Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property, less twenty percent (20%). If equipment and facilities are charged under this Section II.6.B, the Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation. For automotive equipment, the Operator may elect to use rates published by the Petroleum Motor Transport Association (PMTA) or such other organization recognized by COPAS as the official source of rates.

7. AFFILIATES

A. Charges for an Affiliate's goods and/or services used in operations requiring an AFE or other authorization from the Non-Operators may be made without the approval of the Parties provided (i) the Affiliate is identified and the Affiliate goods and services are specifically detailed in the approved AFE or other authorization, and (ii) the total costs for such Affiliate's goods and services billed to such individual project do not exceed $______________. If the total costs for an Affiliate's goods and services charged to such individual project are not specifically detailed in the approved AFE or authorization or exceed such amount, charges for such Affiliate shall require approval of the Parties, pursuant to Section I.6.A (*General Matters*).

B. For an Affiliate's goods and/or services used in operations not requiring an AFE or other authorization from the Non-Operators, charges for such Affiliate's goods and services shall require approval of the Parties, pursuant to Section I.6.A (*General Matters*), if the charges exceed $______________ in a given calendar year.

C. The cost of the Affiliate's goods or services shall not exceed average commercial rates prevailing in the area of the Joint Property, unless the Operator obtains the Non-Operators' approval of such rates. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation; provided, however, documentation of commercial rates shall not be required if the Operator obtains Non-Operator approval of its Affiliate's rates or charges prior to billing Non-Operators for such Affiliate's goods and services. Notwithstanding the foregoing, direct charges for Affiliate-owned communication facilities or systems shall be made pursuant to Section II.12 (*Communications*).

If the Parties fail to designate an amount in Sections II.7.A or II.7.B, in each instance the amount deemed adopted by the Parties as a result of such omission shall be the amount established as the Operator's expenditure limitation in the Agreement. If the Agreement does not contain an Operator's expenditure limitation, the amount deemed adopted by the Parties as a result of such omission shall be zero dollars ($ 0.00).

8. DAMAGES AND LOSSES TO JOINT PROPERTY

All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred, except to the extent such damages or losses result from a Party's or Parties' gross negligence or willful misconduct, in which case such Party or Parties shall be solely liable.

The Operator shall furnish the Non-Operator written notice of damages or losses incurred as soon as practicable after a report has been received by the Operator.

9. LEGAL EXPENSE

Recording fees and costs of handling, settling, or otherwise discharging litigation, claims, and liens incurred in or resulting from operations under the Agreement, or necessary to protect or recover the Joint Property, to the extent permitted under the Agreement. Costs of the Operator's or Affiliate's legal staff or outside attorneys, including fees and expenses, are not chargeable unless approved by the Parties pursuant to Section I.6.A (*General Matters*) or otherwise provided for in the Agreement.

Notwithstanding the foregoing paragraph, costs for procuring abstracts, fees paid to outside attorneys for title examinations (including preliminary, supplemental, shut-in royalty opinions, division order title opinions), and curative work shall be chargeable to the extent permitted as a direct charge in the Agreement.

10. TAXES AND PERMITS

All taxes and permitting fees of every kind and nature, assessed or levied upon or in connection with the Joint Property, or the production therefrom, and which have been paid by the Operator for the benefit of the Parties, including penalties and interest, except to the extent the penalties and interest result from the Operator's gross negligence or willful misconduct.

If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party's working interest, then notwithstanding any contrary provisions, the charges to the Parties will be made in accordance with the tax value generated by each Party's working interest.

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Costs of tax consultants or advisors, the Operator's employees, or Operator's Affiliate employees in matters regarding ad valorem or other tax matters, are not permitted as direct charges unless approved by the Parties pursuant to Section I.6.A (*General Matters*).

Charges to the Joint Account resulting from sales/use tax audits, including extrapolated amounts and penalties and interest, are permitted, provided the Non-Operator shall be allowed to review the invoices and other underlying source documents which served as the basis for tax charges and to determine that the correct amount of taxes were charged to the Joint Account. If the Non-Operator is not permitted to review such documentation, the sales/use tax amount shall not be directly charged unless the Operator can conclusively document the amount owed by the Joint Account.

11. INSURANCE

Net premiums paid for insurance required to be carried for Joint Operations for the protection of the Parties. If Joint Operations are conducted at locations where the Operator acts as self-insurer in regard to its worker's compensation and employer's liability insurance obligation, the Operator shall charge the Joint Account manual rates for the risk assumed in its self-insurance program as regulated by the jurisdiction governing the Joint Property. In the case of offshore operations in federal waters, the manual rates of the adjacent state shall be used for personnel performing work On-site, and such rates shall be adjusted for offshore operations by the U.S. Longshoreman and Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.

12. COMMUNICATIONS

Costs of acquiring, leasing, installing, operating, repairing, and maintaining communication facilities or systems, including satellite, radio and microwave facilities, between the Joint Property and the Operator's office(s) directly responsible for field operations in accordance with the provisions of COPAS MFI-44 ("Field Computer and Communication Systems"). If the communications facilities or systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Section II.6 (*Equipment and Facilities Furnished by Operator*). If the communication facilities or systems serving the Joint Property are owned by the Operator's Affiliate, charges to the Joint Account shall not exceed average commercial rates prevailing in the area of the Joint Property. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation.

13. ECOLOGICAL, ENVIRONMENTAL, AND SAFETY

Costs incurred for Technical Services and drafting to comply with ecological, environmental and safety Laws or standards recommended by Occupational Safety and Health Administration (OSHA) or other regulatory authorities. All other labor and functions incurred for ecological, environmental and safety matters, including management, administration, and permitting, shall be covered by Sections II.2 (*Labor*), II.5 (*Services*), or Section III (*Overhead*), as applicable.

Costs to provide or have available pollution containment and removal equipment plus actual costs of control and cleanup and resulting responsibilities of oil and other spills as well as discharges from permitted outfalls as required by applicable Laws, or other pollution containment and removal equipment deemed appropriate by the Operator for prudent operations, are directly chargeable.

14. ABANDONMENT AND RECLAMATION

Costs incurred for abandonment and reclamation of the Joint Property, including costs required by lease agreements or by Laws.

15. OTHER EXPENDITURES

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II (*Direct Charges*), or in Section III (*Overhead*) and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations. Charges made under this Section II.15 shall require approval of the Parties, pursuant to Section I.6.A (*General Matters*).

III. OVERHEAD

As compensation for costs not specifically identified as chargeable to the Joint Account pursuant to Section II (*Direct Charges*), the Operator shall charge the Joint Account in accordance with this Section III.

Functions included in the overhead rates regardless of whether performed by the Operator, Operator's Affiliates or third parties and regardless of location, shall include, but not be limited to, costs and expenses of:

- warehousing, other than for warehouses that are jointly owned under this Agreement
- design and drafting (except when allowed as a direct charge under Sections II.13, III.1.A(ii), and III.2, Option B)
- inventory costs not chargeable under Section V (*Inventories of Controllable Material*)
- procurement
- administration
- accounting and auditing
- gas dispatching and gas chart integration

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- human resources
- management
- supervision not directly charged under Section II.2 (*Labor*)
- legal services not directly chargeable under Section II.9 (*Legal Expense*)
- taxation, other than those costs identified as directly chargeable under Section II.10 (*Taxes and Permits*)
- preparation and monitoring of permits and certifications; preparing regulatory reports; appearances before or meetings with governmental agencies or other authorities having jurisdiction over the Joint Property, other than On-site inspections; reviewing, interpreting, or submitting comments on or lobbying with respect to Laws or proposed Laws.

Overhead charges shall include the salaries or wages plus applicable payroll burdens, benefits, and Personal Expenses of personnel performing overhead functions, as well as office and other related expenses of overhead functions.

1. OVERHEAD—DRILLING AND PRODUCING OPERATIONS

As compensation for costs incurred but not chargeable under Section II (*Direct Charges*) and not covered by other provisions of this Section III, the Operator shall charge on either:

☒ **(Alternative 1)** Fixed Rate Basis, Section III.1.B.
☐ **(Alternative 2)** Percentage Basis, Section III.1.C.

A. TECHNICAL SERVICES

(i) Except as otherwise provided in Section II.13 (*Ecological Environmental, and Safety*) and Section III.2 (*Overhead – Major Construction and Catastrophe*), or by approval of the Parties pursuant to Section I.6.A (*General Matters*), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for On-site Technical Services, including third party Technical Services:

☒ **(Alternative 1 – Direct)** shall be charged <u>direct</u> to the Joint Account.

☐ **(Alternative 2 – Overhead)** shall be covered by the <u>overhead</u> rates.

(ii) Except as otherwise provided in Section II.13 (*Ecological, Environmental, and Safety*) and Section III.2 (*Overhead – Major Construction and Catastrophe*), or by approval of the Parties pursuant to Section I.6.A (*General Matters*), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for Off-site Technical Services, including third party Technical Services:

☐ **(Alternative 1 – All Overhead)** shall be covered by the <u>overhead</u> rates.

☒ **(Alternative 2 – All Direct)** shall be charged <u>direct</u> to the Joint Account.

☐ **(Alternative 3 – Drilling Direct)** shall be charged <u>direct</u> to the Joint Account, <u>only</u> to the extent such Technical Services are directly attributable to drilling, redrilling, deepening, or sidetracking operations, through completion, temporary abandonment, or abandonment if a dry hole. Off-site Technical Services for all other operations, including workover, recompletion, abandonment of producing wells, and the construction or expansion of fixed assets not covered by Section III.2 (*Overhead - Major Construction and Catastrophe*) shall be covered by the overhead rates.

Notwithstanding anything to the contrary in this Section III, Technical Services provided by Operator's Affiliates are subject to limitations set forth in Section II.7 (*Affiliates*). Charges for Technical personnel performing non-technical work shall not be governed by this Section III.1.A, but instead governed by other provisions of this Accounting Procedure relating to the type of work being performed.

B. OVERHEAD—FIXED RATE BASIS

(1) The Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate per month $ 5000.00 (prorated for less than a full month)

Producing Well Rate per month $ 650.00

(2) Application of Overhead—Drilling Well Rate shall be as follows:

(a) Charges for onshore drilling wells shall begin on the spud date and terminate on the date the drilling and/or completion equipment used on the well is released, whichever occurs later. Charges for offshore and inland waters drilling wells shall begin on the date the drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location, or is released, whichever occurs first. No charge shall be made during suspension of drilling and/or completion operations for fifteen (15) or more consecutive calendar days.

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(b) Charges for any well undergoing any type of workover, recompletion, and/or abandonment for a period of five (5) or more consecutive work–days shall be made at the Drilling Well Rate. Such charges shall be applied for the period from date operations, with rig or other units used in operations, commence through date of rig or other unit release, except that no charges shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3) Application of Overhead—Producing Well Rate shall be as follows:

(a) An active well that is produced, injected into for recovery or disposal, or used to obtain water supply to support operations for any portion of the month shall be considered as a one-well charge for the entire month.

(b) Each active completion in a multi-completed well shall be considered as a one-well charge provided each completion is considered a separate well by the governing regulatory authority.

(c) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well, unless the Drilling Well Rate applies, as provided in Sections III.1.B.(2)(a) or (b). This one-well charge shall be made whether or not the well has produced.

(d) An active gas well shut in because of overproduction or failure of a purchaser, processor, or transporter to take production shall be considered as a one-well charge provided the gas well is directly connected to a permanent sales outlet.

(e) Any well not meeting the criteria set forth in Sections III.1.B.(3) (a), (b), (c), or (d) shall not qualify for a producing overhead charge.

(4) The well rates shall be adjusted on the first day of April each year following the effective date of the Agreement; provided, however, if this Accounting Procedure is attached to or otherwise governing the payout accounting under a farmout agreement, the rates shall be adjusted on the first day of April each year following the effective date of such farmout agreement. The adjustment shall be computed by applying the adjustment factor most recently published by COPAS. The adjusted rates shall be the initial or amended rates agreed to by the Parties increased or decreased by the adjustment factor described herein, for each year from the effective date of such rates, in accordance with COPAS MFI-47 ("Adjustment of Overhead Rates").

C. OVERHEAD—PERCENTAGE BASIS

(1) Operator shall charge the Joint Account at the following rates:

(a) Development Rate FIFTEEN percent (15) % of the cost of development of the Joint Property, exclusive of costs provided under Section II.9 (*Legal Expense*) and all Material salvage credits.

(b) Operating Rate TWENTY percent (20 %) of the cost of operating the Joint Property, exclusive of costs provided under Sections II.1 (*Rentals and Royalties*) and II.9 (*Legal Expense*); all Material salvage credits; the value of substances purchased for enhanced recovery; all property and ad valorem taxes, and any other taxes and assessments that are levied, assessed, and paid upon the mineral interest in and to the Joint Property.

(2) Application of Overhead—Percentage Basis shall be as follows:

(a) The Development Rate shall be applied to all costs in connection with:

[i] drilling, redrilling, sidetracking, or deepening of a well
[ii] a well undergoing plugback or workover operations for a period of five (5) or more consecutive work–days
[iii] preliminary expenditures necessary in preparation for drilling
[iv] expenditures incurred in abandoning when the well is not completed as a producer
[v] construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, other than Major Construction or Catastrophe as defined in Section III.2 (*Overhead-Major Construction and Catastrophe*).

(b) The Operating Rate shall be applied to all other costs in connection with Joint Operations, except those subject to Section III.2 (*Overhead-Major Construction and Catastrophe*).

2. OVERHEAD—MAJOR CONSTRUCTION AND CATASTROPHE TO BE NEGOTIATED

~~To compensate the Operator for overhead costs incurred in connection with a Major Construction project or Catastrophe, the Operator shall either negotiate a rate prior to the beginning of the project, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of the Operator's expenditure limit under the Agreement, or for any Catastrophe regardless of the amount. If the Agreement to which this Accounting Procedure is attached does not contain an expenditure limit, Major Construction Overhead shall be assessed for any single Major Construction project costing in excess of $100,000 gross.~~

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~~Major Construction shall mean the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantlement, abandonment, removal, and restoration of platforms, production equipment, and other operating facilities.~~

~~Catastrophe is defined as a sudden calamitous event bringing damage, loss, or destruction to property or the environment, such as an oil spill, blowout, explosion, fire, storm, hurricane, or other disaster. The overhead rate shall be applied to those costs necessary to restore the Joint Property to the equivalent condition that existed prior to the event.~~

~~A. If the Operator absorbs the engineering, design and drafting costs related to the project:~~

~~(1) ________% of total costs if such costs are less than $100,000; plus~~

~~(2) ________% of total costs in excess of $100,000 but less than $1,000,000; plus~~

~~(3) ________% of total costs in excess of $1,000,000.~~

~~B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:~~

~~(1) ________% of total costs if such costs are less than $100,000; plus~~

~~(2) ________% of total costs in excess of $100,000 but less than $1,000,000; plus~~

~~(3) ________% of total costs in excess of $1,000,000.~~

~~Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single Major Construction project shall not be treated separately, and the cost of drilling and workover wells and purchasing and installing pumping units and downhole artificial lift equipment shall be excluded. For Catastrophes, the rates shall be applied to all costs associated with each single occurrence or event.~~

~~On each project, the Operator shall advise the Non-Operator(s) in advance which of the above options shall apply.~~

~~For the purposes of calculating Catastrophe Overhead, the cost of drilling relief wells, substitute wells, or conducting other well operations directly resulting from the catastrophic event shall be included. Expenditures to which these rates apply shall not be reduced by salvage or insurance recoveries. Expenditures that qualify for Major Construction or Catastrophe Overhead shall not qualify for overhead under any other overhead provisions.~~

~~In the event of any conflict between the provisions of this Section III.2 and the provisions of Sections II.2 (*Labor*), II.5 (*Services*), or II.7 (*Affiliates*), the provisions of this Section III.2 shall govern.~~

~~3. AMENDMENT OF OVERHEAD RATES~~ ok. [handwritten initials]

The overhead rates provided for in this Section III may be amended from time to time if, in practice, the rates are found to be insufficient or excessive, in accordance with the provisions of Section I.6.B (*Amendments*).

IV. MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions. The Operator shall provide all Material for use in the conduct of Joint Operations; however, Material may be supplied by the Non-Operators, at the Operator's option. Material furnished by any Party shall be furnished without any express or implied warranties as to quality, fitness for use, or any other matter.

1. DIRECT PURCHASES

Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. The Operator shall make good faith efforts to take discounts offered by suppliers, but shall not be liable for failure to take discounts except to the extent such failure was the result of the Operator's gross negligence or willful misconduct. A direct purchase shall be deemed to occur when an agreement is made between an Operator and a third party for the acquisition of Material for a specific well site or location. Material provided by the Operator under "vendor stocking programs," where the initial use is for a Joint Property and title of the Material does not pass from the manufacturer, distributor, or agent until usage, is considered a direct purchase. If Material is found to be defective or is returned to the manufacturer, distributor, or agent for any other reason, credit shall be passed to the Joint Account within sixty (60) days after the Operator has received adjustment from the manufacturer, distributor, or agent.

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2. TRANSFERS

A transfer is determined to occur when the Operator (i) furnishes Material from a storage facility or from another operated property, (ii) has assumed liability for the storage costs and changes in value, and (iii) has previously secured and held title to the transferred Material. Similarly, the removal of Material from the Joint Property to a storage facility or to another operated property is also considered a transfer; provided, however, Material that is moved from the Joint Property to a storage location for safe-keeping pending disposition may remain charged to the Joint Account and is not considered a transfer. Material shall be disposed of in accordance with Section IV.3 (*Disposition of Surplus*) and the Agreement to which this Accounting Procedure is attached.

A. PRICING

The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of physical transfer. Regardless of the pricing method used, the Operator shall make available to the Non-Operators sufficient documentation to verify the Material valuation. When higher than specification grade or size tubulars are used in the conduct of Joint Operations, the Operator shall charge the Joint Account at the equivalent price for well design specification tubulars, unless such higher specification grade or sized tubulars are approved by the Parties pursuant to Section I.6.A (*General Matters*). Transfers of new Material will be priced using one of the following pricing methods; provided, however, the Operator shall use consistent pricing methods, and not alternate between methods for the purpose of choosing the method most favorable to the Operator for a specific transfer:

(1) Using published prices in effect on date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS).

(a) For oil country tubulars and line pipe, the published price shall be based upon eastern mill carload base prices (Houston, Texas, for special end) adjusted as of date of movement, plus transportation cost as defined in Section IV.2.B (*Freight*).

(b) For other Material, the published price shall be the published list price in effect at date of movement, as listed by a Supply Store nearest the Joint Property where like Material is normally available, or point of manufacture plus transportation costs as defined in Section IV.2.B (*Freight*).

(2) Based on a price quotation from a vendor that reflects a current realistic acquisition cost.

(3) Based on the amount paid by the Operator for like Material in the vicinity of the Joint Property within the previous twelve (12) months from the date of physical transfer.

(4) As agreed to by the Participating Parties for Material being transferred to the Joint Property, and by the Parties owning the Material for Material being transferred from the Joint Property.

B. FREIGHT

Transportation costs shall be added to the Material transfer price using the method prescribed by the COPAS Computerized Equipment Pricing System (CEPS). If not using CEPS, transportation costs shall be calculated as follows:

(1) Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the Railway Receiving Point based on the carload weight basis as recommended by the COPAS MFI-38 ("Material Pricing Manual") and other COPAS MFIs in effect at the time of the transfer.

(2) Transportation costs for special mill items shall be calculated from that mill's shipping point to the Railway Receiving Point. For transportation costs from other than eastern mills, the 30,000-pound interstate truck rate shall be used. Transportation costs for macaroni tubing shall be calculated based on the interstate truck rate per weight of tubing transferred to the Railway Receiving Point.

(3) Transportation costs for special end tubular goods shall be calculated using the interstate truck rate from Houston, Texas, to the Railway Receiving Point.

(4) Transportation costs for Material other than that described in Sections IV.2.B.(1) through (3), shall be calculated from the Supply Store or point of manufacture, whichever is appropriate, to the Railway Receiving Point

Regardless of whether using CEPS or manually calculating transportation costs, transportation costs from the Railway Receiving Point to the Joint Property are in addition to the foregoing, and may be charged to the Joint Account based on actual costs incurred. All transportation costs are subject to Equalized Freight as provided in Section II.4 (*Transportation*) of this Accounting Procedure.

C. TAXES

Sales and use taxes shall be added to the Material transfer price using either the method contained in the COPAS Computerized Equipment Pricing System (CEPS) or the applicable tax rate in effect for the Joint Property at the time and place of transfer. In either case, the Joint Account shall be charged or credited at the rate that would have governed had the Material been a direct purchase.

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D. CONDITION

(1) Condition "A" – New and unused Material in sound and serviceable condition shall be charged at one hundred percent (100%) of the price as determined in Sections IV.2.A (*Pricing*), IV.2.B (*Freight*), and IV.2.C (*Taxes*). Material transferred from the Joint Property that was not placed in service shall be credited as charged without gain or loss; provided, however, any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid less restocking fees charged by the vendor. New and unused Material transferred from the Joint Property may be credited at a price other than the price originally charged to the Joint Account provided such price is approved by the Parties owning such Material, pursuant to Section I.6.A (*General Matters*). All refurbishing costs required or necessary to return the Material to original condition or to correct handling, transportation, or other damages will be borne by the diverting property. The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the Joint Property either through a direct purchase or transfer. Any preparation costs incurred, including any internal or external coating and wrapping, will be credited on new Material provided these services were not repeated for such Material for the receiving property.

(2) Condition "B" – Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (*Pricing*), IV.2.B (*Freight*), and IV.2.C (*Taxes*) by seventy-five percent (75%).

Except as provided in Section IV.2.D(3), all reconditioning costs required to return the Material to Condition "B" or to correct handling, transportation or other damages will be borne by the diverting property.

If the Material was originally charged to the Joint Account as used Material and placed in service for the Joint Property, the Material will be credited at the price determined in Sections IV.2.A (*Pricing*), IV.2.B (*Freight*), and IV.2.C (*Taxes*) multiplied by sixty-five percent (65%).

Unless otherwise agreed to by the Parties that paid for such Material, used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

(3) Condition "C" – Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (*Pricing*), IV.2.B (*Freight*), and IV.2.C (*Taxes*) by fifty percent (50%).

The cost of reconditioning may be charged to the receiving property to the extent Condition "C" value, plus cost of reconditioning, does not exceed Condition "B" value.

(4) Condition "D" – Material that (i) is no longer suitable for its original purpose but useable for some other purpose, (ii) is obsolete, or (iii) does not meet original specifications but still has value and can be used in other applications as a substitute for items with different specifications, is considered Condition "D" Material. Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing, or drill pipe utilized as line pipe shall be priced at used line pipe prices. Casing, tubing, or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis. For other items, the price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material, or as agreed to by the Parties pursuant to Section 1.6.A (*General Matters*).

(5) Condition "E" – Junk shall be priced at prevailing scrap value prices.

E. OTHER PRICING PROVISIONS

(1) Preparation Costs

Subject to Section II (*Direct Charges*) and Section III (*Overhead*) of this Accounting Procedure, costs incurred by the Operator in making Material serviceable including inspection, third party surveillance services, and other similar services will be charged to the Joint Account at prices which reflect the Operator's actual costs of the services. Documentation must be provided to the Non-Operators upon request to support the cost of service. New coating and/or wrapping shall be considered a component of the Materials and priced in accordance with Sections IV.1 (*Direct Purchases*) or IV.2.A (*Pricing*), as applicable. No charges or credits shall be made for used coating or wrapping. Charges and credits for inspections shall be made in accordance with COPAS MFI-38 ("Material Pricing Manual").

(2) Loading and Unloading Costs

Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS MFI-38 ("Material Pricing Manual").

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3. **DISPOSITION OF SURPLUS**

Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operators in surplus Material.

Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator. To avoid the accumulation of surplus Material, the Operator should make good faith efforts to dispose of surplus within twelve (12) months through buy/sale agreements, trade, sale to a third party, division in kind, or other dispositions as agreed to by the Parties.

Disposal of surplus Materials shall be made in accordance with the terms of the Agreement to which this Accounting Procedure is attached. If the Agreement contains no provisions governing disposal of surplus Material, the following terms shall apply:

- The Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator's expenditure limit as set forth in the Agreement to which this Accounting Procedure is attached without the prior approval of the Parties owning such Material.

- If the gross sale value exceeds the Agreement expenditure limit, the disposal must be agreed to by the Parties owning such Material.

- Operator may purchase surplus Condition "A" or "B" Material without approval of the Parties owning such Material, based on the pricing methods set forth in Section IV.2 (*Transfers*).

- Operator may purchase Condition "C" Material without prior approval of the Parties owning such Material if the value of the Materials, based on the pricing methods set forth in Section IV.2 (*Transfers*), is less than or equal to the Operator's expenditure limitation set forth in the Agreement. The Operator shall provide documentation supporting the classification of the Material as Condition C.

- Operator may dispose of Condition "D" or "E" Material under procedures normally utilized by Operator without prior approval of the Parties owning such Material.

4. **SPECIAL PRICING PROVISIONS**

A. PREMIUM PRICING

Whenever Material is available only at inflated prices due to national emergencies, strikes, government imposed foreign trade restrictions, or other unusual causes over which the Operator has no control, for direct purchase the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, making it suitable for use, and moving it to the Joint Property. Material transferred or disposed of during premium pricing situations shall be valued in accordance with Section IV.2 (*Transfers*) or Section IV.3 (*Disposition of Surplus*), as applicable.

B. SHOP-MADE ITEMS

Items fabricated by the Operator's employees, or by contract laborers under the direction of the Operator, shall be priced using the value of the Material used to construct the item plus the cost of labor to fabricate the item. If the Material is from the Operator's scrap or junk account, the Material shall be priced at either twenty-five percent (25%) of the current price as determined in Section IV.2.A (*Pricing*) or scrap value, whichever is higher. In no event shall the amount charged exceed the value of the item commensurate with its use.

C. MILL REJECTS

Mill rejects purchased as "limited service" casing or tubing shall be priced at eighty percent (80%) of K-55/J-55 price as determined in Section IV.2 (*Transfers*). Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J-55 casing or tubing at the nearest size and weight.

V. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, with sufficient detail to perform physical inventories.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of Controllable Material shall be made within twelve (12) months following the taking of the inventory or receipt of Non-Operator inventory report. Charges and credits for overages or shortages will be valued for the Joint Account in accordance with Section IV.2 (*Transfers*) and shall be based on the Condition "B" prices in effect on the date of physical inventory unless the inventorying Parties can provide sufficient evidence another Material condition applies.

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1. DIRECTED INVENTORIES

Physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators (hereinafter, "directed inventory"); provided, however, the Operator shall not be required to perform directed inventories more frequently than once every five (5) years. Directed inventories shall be commenced within one hundred eighty (180) days after the Operator receives written notice that a majority in interest of the Non-Operators has requested the inventory. All Parties shall be governed by the results of any directed inventory.

Expenses of directed inventories will be borne by the Joint Account; provided, however, costs associated with any post-report follow-up work in settling the inventory will be absorbed by the Party incurring such costs. The Operator is expected to exercise judgment in keeping expenses within reasonable limits. Any anticipated disproportionate or extraordinary costs should be discussed and agreed upon prior to commencement of the inventory. Expenses of directed inventories may include the following:

A. A per diem rate for each inventory person, representative of actual salaries, wages, and payroll burdens and benefits of the personnel performing the inventory or a rate agreed to by the Parties pursuant to Section I.6.A (*General Matters*). The per diem rate shall also be applied to a reasonable number of days for pre-inventory work and report preparation.

B. Actual transportation costs and Personal Expenses for the inventory team.

C. Reasonable charges for report preparation and distribution to the Non-Operators.

2. NON-DIRECTED INVENTORIES

A. OPERATOR INVENTORIES

Physical inventories that are not requested by the Non-Operators may be performed by the Operator, at the Operator's discretion. The expenses of conducting such Operator-initiated inventories shall not be charged to the Joint Account.

B. NON-OPERATOR INVENTORIES

Subject to the terms of the Agreement to which this Accounting Procedure is attached, the Non-Operators may conduct a physical inventory at reasonable times at their sole cost and risk after giving the Operator at least ninety (90) days prior written notice. The Non-Operator inventory report shall be furnished to the Operator in writing within ninety (90) days of completing the inventory fieldwork.

C. SPECIAL INVENTORIES

The expense of conducting inventories other than those described in Sections V.1 (*Directed Inventories*), V.2.A (*Operator Inventories*), or V.2.B (*Non-Operator Inventories*), shall be charged to the Party requesting such inventory; provided, however, inventories required due to a change of Operator shall be charged to the Joint Account in the same manner as described in Section V.1 (*Directed Inventories*).

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